EXHIBIT 99.1

For further information contact:

Paul D’Sylva, Ph.D.

CEO

Commonwealth Biotechnologies, Inc.

804-648-3820

For further information contact:

Dr. Nick Hagan.

CEO

Mimotopes Pty Ltd

+ 61 3 9565 1111

Mimotopes Pty Ltd and GlycoSyn IRL are awarded NZ

$715,000 to build specialist GMP peptide capabilities

Melbourne, Australia, and Lower Hutt, New Zealand – May 30, 2007. Mimotopes Pty Ltd, a subsidiary of Commonwealth Biotechnologies Inc, Richmond, VA (Nasdaq Capital Market: CBTE), and GlycoSyn, a business unit of IRL Ltd, were today awarded NZ $715,000 from New Zealand Trade and Enterprise (NZTE) through the Australia New Zealand Biotechnology Partnership Fund to develop the Southern Hemisphere’s only specialist small molecule and peptide manufacturing facility operating under conditions of Good Manufacturing Practice (GMP). The joint initiative, utilizing Mimotopes’ peptide expertise and proprietary synthesis platform and GlycoSyn’s stringent quality control systems, meets the expanding needs of the global biotechnology industry for custom-synthesized peptide therapeutic candidates.

According to Dr. Nick Hagan, Mimotopes’ CEO, “Peptides are the now fastest growing class of pharmaceuticals because of their specificity and efficacy. The alliance is well positioned to become a world leader in the manufacture of pre-clinical peptides by combining GlycoSyn’s expertise in GMP manufacturing with Mimotopes’ extensive experience in peptide-chemistry.” Mr. Tim Boyd, GlycoSyn’s General Manager, Business Development said “We are very excited about the potential of the alliance to generate significant revenues and earnings for both companies. It fills an immediate need in both the local and international drug-development markets.”

The new initiative will focus on peptide therapeutic candidates used in pre-clinical studies and phase I clinical trials. This ensures the retention of Mimotopes’ discovery-phase peptide customers through the development pipeline and also fills a gap in Mimotopes’ existing alliance with US-based Genzyme Pharmaceuticals, a global leader in the large-scale manufacture of GMP peptides for late-stage clinical trials and commercial sale. The alliance between Mimotopes and GlycoSyn also enhances both companies’ capabilities in the synthesis of glycopeptides and peptidomimetics, important compounds in peptide vaccine and drug development.

The NZTE investment funds will be matched by a further investment of NZ$715,000 by IRL taking the overall investment in GlycoSyn to NZ$1,430,000 to be employed in the commissioning and operation of new peptide synthesis and analytical equipment at GlycoSyn’s GMP-certified facility in Lower Hutt, as well as new business development activities through Mimotopes’ global sales and marketing team.

About GlycoSyn IRL

GlycoSyn is a chemical synthesis research, development and manufacturing business with state-of-the-art facilities, highly skilled staff and internationally recognized customers. GlycoSyn holds manufacturing patents and technology for the supply of API’s to major international Biotechnology companies. The business also has a strong regional customer base in Australia and New Zealand. For more information visit www.glycosyn.com.

About Mimotopes Pty, Ltd.

Mimotopes Pty Ltd is a global leader in high quality research-grade peptide products and applications for the drug discovery industry. Mimotopes’ patented synthesis technologies, state-of-the-art facilities and highly experienced staff make it one of the leading research grade peptide synthesis companies in the world. In 2006, Mimotopes developed significant partnerships with key life science companies Invitrogen and Genzyme Pharmaceuticals. For more information visit www.mimotopes.com.

About Commonwealth Biotechnologies, Inc

Commonwealth Biotechnologies Inc (CBI) specializes in life sciences R&D outsourcing and offers cutting-edge expertise and a complete array of the most current synthetic and analytical technologies in the areas of biodefense, laboratory support and contract research. CBI is well positioned to compete in the global market for drug discovery outsourcing with an experienced management team and highly trained scientific staff located in a world-class laboratory in Richmond, Virginia. For more information visit www.cbi-biotech.com.

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in the Company’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. No statement herein should be considered an offer of any securities. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, there can be no guarantee that:

•	Mimotopes will successfully establish a GMP facility as a consequence of this award;

•	Mimotopes or CBI will see positive trends in financial performance as a result of this award; or

•	Mimotopes will realize new business development activities through establishment of this facility.

A number of factors, including customer demand, industry trends, armed conflict, and terrorist activities could alter these trends referenced herein. CBI undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.